    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 1998



                                                      REGISTRATION NO. 333-65867

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              CISCO SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   CALIFORNIA                                       77-0059951
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                             170 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                JOHN T. CHAMBERS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              CISCO SYSTEMS, INC.
                             255 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                            THERESE A. MROZEK, ESQ.
                           DAVID A. MAKARECHIAN, ESQ.
                        BROBECK, PHLEGER & HARRISON LLP
                             TWO EMBARCADERO PLACE
                                 2200 GENG ROAD
                          PALO ALTO, CALIFORNIA 94303
                                 (650) 424-0160

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 760,445 SHARES

                              CISCO SYSTEMS, INC.

                                  COMMON STOCK


     This Prospectus relates to the public offering, which is not being underwritten, of 760,445 shares of our Common Stock. All of the shares either originally were issued by us or will be issued upon exercise of options to acquire shares of our Common Stock in connection with our acquisition of American Internet Corporation. We merged with American Internet Corporation, and we were the surviving corporation. The shares were issued pursuant to an exemption from the registration requirements provided by Section 4(2) of the Securities Act of 1933. We are required to register the shares pursuant to the terms of the merger.



     We will not receive any of the proceeds from the sale of the shares. Our Common Stock is quoted on the Nasdaq National Market under the symbol "CSCO." On November 5, 1998, the average of the high and low price for the Common Stock was $67.813.


                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                            ------------------------


     We have agreed to keep a registration statement of which this Prospectus constitutes a part effective until the earlier to occur of September 30, 2000 or the earlier disposition of the securities offered by this Prospectus. After such period, if we choose not to maintain the effectiveness of such registration statement, the securities offered by this Prospectus may not be sold, pledged, transferred or assigned, except in a transaction which is exempt under the provisions of the Securities Act of 1933 or pursuant to an effective registration statement thereunder.


                            ------------------------


                The date of this Prospectus is November 9, 1998

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by Cisco Systems, Inc. (referred to in this Prospectus as "Cisco" or the "Registrant"), any selling shareholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.


                             AVAILABLE INFORMATION


     Cisco is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements, information statements and other information with the SEC. Reports, proxy statements and other information filed by us may be inspected and copied at the public reference facilities maintained by the SEC at Public Reference Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at 75 Park Place, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of such material can be obtained by mail from the Public Reference Branch of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of Cisco is quoted on the Nasdaq National Market, and such material also may be inspected at the offices of Nasdaq Operations, 1735 K Street N.W., Washington, D.C. 20006. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.



     We have filed with the SEC a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933 with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding Cisco and the Common Stock offered hereby, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents filed with the SEC (File No. 0-18225) pursuant to the Exchange Act are herein incorporated by reference:



          1. Cisco's Annual Report on Form 10-K for the fiscal year ended July 25, 1998, filed September 25, 1998, including certain information in Cisco's Definitive Proxy Statement in connection with Cisco's 1998 Annual Meeting of Shareholders and certain information in Cisco's Annual Report to Shareholders for the fiscal year ended July 25, 1998;



          2. Cisco's Current Report on Form 8-K filed October 13, 1998;



          3. The description of Cisco's Common Stock, $0.001 par value per share, contained in its registration statement on Form 8-A filed January 8, 1990, including any amendment or reports filed for the purpose of updating such description;



          4. The description of Cisco's Preferred Stock Purchase Rights, contained in its registration statement on Form 8-A filed on June 11, 1998, including any amendments or reports filed for the purpose of updating such description; and

          5. All reports and other documents filed by Cisco pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering.



     Any statement contained in a document incorporated by reference herein shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. We will, upon written or oral request, provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered a copy of any or all of such documents which are herein incorporated by reference (other than exhibits to such documents unless such exhibits specifically are incorporated by reference into the documents that this Prospectus incorporates). Written requests for copies should be directed to Larry R. Carter, Senior Vice President, Chief Financial Officer and Secretary, at the principal executive offices of Cisco Systems, Inc., 255 West Tasman Drive, San Jose, California 95134. Cisco's telephone number is (408) 526-4000.

                                  THE COMPANY


     Cisco's principal executive offices are located at 255 West Tasman Drive, San Jose, California 95134. Cisco's telephone number is (408) 526-4000.


                              PLAN OF DISTRIBUTION


     Cisco is registering all 760,445 shares (the "Shares") on behalf of certain selling shareholders. Cisco will receive no proceeds from this offering. The Selling Shareholders named in the table below or pledgees, donees, transferees or other successors-in-interest selling Shares received from a named selling shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this Prospectus (collectively, the "Selling Shareholders") may sell the Shares from time to time. The Selling Shareholders will act independently of Cisco in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers. The Shares may be sold by one or more of, or a combination of, the following:



     - a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,



     - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus,



     - an exchange distribution in accordance with the rules of such exchange,



     - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and



     - in privately negotiated transactions.


     To the extent required, this Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.


     The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the Shares or otherwise. In such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders also may sell Shares short and redeliver the Shares to close out such short positions. The Selling Shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares. The broker-dealer may then resell or otherwise transfer such Shares pursuant to this Prospectus. The Selling Shareholders also may loan or pledge the Shares to a broker-dealer. The broker-dealer may sell the Shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this Prospectus.



     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders. Broker-dealers or agents may also receive compensation from the purchasers of the Shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the Selling Shareholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act in connection with sales of the Shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Shareholders have advised Cisco that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of Shares by Selling Shareholders.



     The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.



     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to Cisco Common Stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of Cisco Common Stock by the Selling Shareholders. Cisco will make copies of this Prospectus available to the Selling Shareholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Shares.



     Cisco will file a supplement to this Prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:



     - the name of each such Selling Shareholder and of the participating broker-dealer(s),



     - the number of Shares involved,



     - the price at which such Shares were sold,



     - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,



     - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, and



     - other facts material to the transaction.



     In addition, upon being notified by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares, Cisco will file a supplement to this Prospectus.



     Cisco will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sales of the Shares. The Selling Shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. The Selling Shareholders have agreed to indemnify certain persons, including broker-dealers and agents, against certain liabilities in connection with the offering of the Shares, including liabilities arising under the Securities Act.

                              SELLING SHAREHOLDERS


     The following table sets forth the number of Shares owned by each of the Selling Shareholders. None of the Selling Shareholders has had a material relationship with Cisco within the past three years other than as a result of the ownership of the Shares or other securities of Cisco. No estimate can be given as to the amount of Shares that will be held by the Selling Shareholders after completion of this offering because the Selling Shareholders may offer all or some of the Shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the Shares. The Shares offered by this Prospectus may be offered from time to time by the Selling Shareholders named below.


                                                  NUMBER OF SHARES    PERCENT OF     NUMBER OF SHARES
                                                    BENEFICIALLY      OUTSTANDING     REGISTERED FOR
          NAME OF SELLING SHAREHOLDER                  OWNED            SHARES        SALE HEREBY(1)
          ---------------------------             ----------------    -----------    ----------------
Alex d'Arbeloff.................................        6,357            *                 6,357
Andrew H. Sudduth...............................        1,134            *                 1,134
Arthur Garofalo.................................          625            *                   625
Barbara Kilpatrick..............................           15            *                    15
Brad Parker.....................................       41,530            *                41,530
Caesar Naples IV................................          359            *                   359
Carlos W. Smith.................................          234            *                   234
Charles River Ventures VII(2)...................      278,246            *               278,246
Cheng Wu........................................          312            *                   312
Commonwealth Capital Ventures L.P. .............      100,790            *               100,790
Corinne C. Howard...............................          136            *                   136
David E. Jabs...................................        7,529            *                 7,529
David H. Kaufman................................        1,026            *                 1,026
Elizabeth B. Walker.............................           46            *                    46
Elysabeth J. Spiezio............................            9            *                     9
Eric T. Farrish.................................          136            *                   136
Frederic D. Shea................................        1,075            *                 1,075
Gardner Hendrie.................................       11,242            *                11,242
Gregory D. Nicastro.............................          625            *                   625
James P. Masciarelli............................        2,519            *                 2,519
John Pearce.....................................           62            *                    62
John R. Dunning.................................          107            *                   107
Jon Dreyer......................................          218            *                   218
Kenneth E. Kinnear, Jr. ........................        1,032            *                 1,032
Mark J. Stapp...................................          238            *                   238
Matrix Partners IV, L.P.(3).....................      206,644            *               206,644
Matrix IV Entrepreneurs Fund L.P.(4)............       10,875            *                10,875
Michael Normile.................................          273            *                   273
Paul G. Fox.....................................        1,290            *                 1,290
Peter Brumme....................................          625            *                   625
Peter Stephen Heitman...........................        1,603            *                 1,603
Rajeev Rana.....................................          273            *                   273
Robert T. Brennan...............................        2,346            *                 2,346
Sheryl Schultz..................................          215            *                   215
Steven Finn.....................................        2,810            *                 2,810
The Throop Wilder Trust for Charlotte Wilder....        5,005            *                 5,005
Throop Wilder...................................       51,307            *                51,307
William J. Brennan..............................        1,603            *                 1,603

                                                  NUMBER OF SHARES    PERCENT OF     NUMBER OF SHARES
                                                    BENEFICIALLY      OUTSTANDING     REGISTERED FOR
          NAME OF SELLING SHAREHOLDER                  OWNED            SHARES        SALE HEREBY(1)
          ---------------------------             ----------------    -----------    ----------------
Rayan Zacharissen...............................          908            *                   908
Lighthouse Capital Partners, L.P. ..............        2,382            *                 2,382
Michelle E. Adams(5)............................           62            *                    62
Jennifer Barnicle(5)............................           93            *                    93
Michael D. Haag(5)..............................          109            *                   109
Patricia Harper(5)..............................          156            *                   156
Ernest Indresano, Jr.(5)........................          234            *                   234
Robert W. Kilbride(5)...........................           15            *                    15
Latrisha N. McKenzie(5).........................            7            *                     7
Eric L. Solomon(5)..............................           62            *                    62
Peter L. Zuiker(5)..............................          625            *                   625
David Fellows(5)................................        2,502            *                 2,502
Bruce Sachs(6)..................................        4,378            *                 4,378
Robert Eisenberg(5).............................          625            *                   625
Sangam Pant(5)..................................          625            *                   625
Lou Steinberg(5)................................          625            *                   625
Stephen Van Beaver(5)...........................        1,251            *                 1,251
Cheng Wu(5).....................................          625            *                   625
Shawn Alexander(5)..............................          437            *                   437
James P. Masciarelli(5).........................          156            *                   156
Peter Sevcik(5).................................          625            *                   625
Robert C. Smith(5)..............................        3,167            *                 3,167
Tom McCormack...................................          305            *                   305
                                                      =======             ===            =======
          TOTAL.................................      760,445                            760,445

---------------
 *  Represents beneficial ownership of less than 1%.

(1) This Registration Statement also shall cover any additional shares of Common Stock which become issuable in connection with the Shares registered for sale hereby by reason of any stock divided, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.


(2) Subsequent to the date of this Prospectus, the Shares held by Charles River Ventures VII may be distributed to Richard M. Burnes, Jr., Knightsbridge Integrated Holdings II Partnership, Donald W. Feddersen, Knightsbridge Associated Investors IX Limited Partnership, Michael J. Zak, Stephen E. Coit, Leeway & Co., Neises Family Limited Partnership, Lowell Retirement System, David T. Neises, Lombard Partnership, Mark M. Neises, Mellon Bank, Trustee for Bell Atlantic Master Trust, Ellyn T. Neises, Amoco Corporation Master Trust for Employee Pension Plans, Mellon Bank N.A. as Trustee of Northeast Utilities Service, Boston Safe Deposit and Trust Company, Agent for Mellon Bank, N.A. Trustee for the ALCOA Master Trust, The Minnesota Mutual Life Insurance Company, Nina E. Swift Trust 1991, BP America, Inc. Retirement Trust, Plymouth County Retirement Association, Bristol County Retirement Board, Raybank, Ltd., CTC Partners, S.C. Johnson & Son, Inc. Retirement Plan Trust, Cambridge Retirement Board, Smith Family Limited Partnership, Richard Crawford, Ssangyong Cement (Singapore) Ltd., East River Limited Partnership, Tan Cheng Gay, EDB Ventures 2 PTE LTD, University of Rochester, Carmena Ltd Partnership, Cambridge Holding, N.V., Robert Badavas, University of Notre Dame du Lac, R. Stephen Cheheyl, Vulcan Materials Company, Robert Davoli, Worcester Polytechnic Institute, Gururaj Deshpande, Ted R. Dintersmith, Gregor Ferguson, Gordon M. Burnes, Alain Hanover, Sarah
    S. Burnes, C. Richard Harrison, Ethan M. Burnes, John Robert Held Trust, Kimberly A. Watkins, Mitchell Kertzman, Brett A. Feddersen, Yoseph Linde, John R. Feddersen, Eileen McDonagh, Daniel W. Feddersen, Peter Nesbeda, John
    T. Neises, Judy Fowler-Seifrt, Paul J. Conway,

    William Seifert Trust, Paul W. Finnegan, Daniel Smith, Alan L. Stanzler, David Tolwinski, Thomas A. Hickey, III, Steven Walske, Charles J. Johnson, n.v. Gewestelijke Investeringstmaatsdhappij Voor Vlaanderen (GIMV), Joseph
    C. Hutcheson, II, William V. Sopp, HCF Partners, Vita A. Spakevicius and/or Peter J. Sevick.

(3) Subsequent to the date of this Prospectus, the Shares held by Matrix Partners IV, L.P. may be distributed to Timothy A. Barrows, John C. Boyle, Paul J. Ferri, W. Michael Humphreys, Andrew Marcuvitz, Andrew W. Verhalen, Berea College, The Church Pension Fund, Crossroads Constitution Limited Partnership, Trustees of Dartmouth College, Employees' Retirement Plan of Duke University, Gothic Corporation, Marco F. Hellman Trust "B", Bechtle Revocable Trust, Friedrich Bechtle, Horsley Bridge Fund III, L.P., HB-PGGM Fund I, L.P., The Andrew W. Melton Foundation, Massachusetts Institute of Technology, Massachusetts Institute of Technology Retirement Plan, Meridian International Investments Limited, Phemus Corporation, Regents of the University of Michigan, Kale & Co. A/C JD 85, Brinson Trust Company as Trustee of the Brinson MAP Venture Capital Fund III, Morgan Stanley Trust Company as Custodian to the Brinson Venture Partnership Fund III, L.P., State Street Bank & Trust Company as Custodian for Electronic Data Systems Corporation Retirement Plan and Trust, Evangelical Lutheran Church in America Board of Pensions, Bankers Trust Company as Custodian for New Mexico State Investment Council, Boston Safe Deposit & Trust Company as Trustee for SBC Master Pension Trust, State Universities Retirement System and/or Virginia Retirement System.

(4) Subsequent to the date of this Prospectus, the Shares held by Matrix IV Entrepreneurs Fund L.P. may be distributed to certain of its limited and/or general partners who may sell Shares pursuant to this Prospectus.

(5) All of such Shares are subject to a fully vested option granted pursuant to the American Internet Corporation Third Amended Stock Option Plan.

(6) All of such Shares are subject to three fully vested options granted pursuant to the American Internet Corporation Third Amended Stock Option Plan, exercisable for 1,251, 625 and 2,502 shares, respectively.

                                 LEGAL MATTERS


     The validity of the securities offered hereby will be passed upon for Cisco by Brobeck, Phleger & Harrison LLP, Palo Alto, California.


                                    EXPERTS

     The consolidated balance sheets as of July 25, 1998 and July 26, 1997 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended July 25, 1998 incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

------------------------------------------------------
------------------------------------------------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFERING BEING MADE HEREBY NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Available Information.................   2
Incorporation of Certain Documents by
  Reference...........................   2
The Company...........................   4
Plan of Distribution..................   4
Selling Shareholders..................   6
Legal Matters.........................   8
Experts...............................   8


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                              CISCO SYSTEMS, INC.
                                 760,445 SHARES
                                OF COMMON STOCK
                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                November 9, 1998

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Cisco in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee.



SEC Registration fee........................................  $11,672
Legal fees and expenses.....................................   15,000
Accounting fees and expenses................................    5,000
Printing Fees...............................................    5,000
Transfer Agent Fees.........................................    5,000
Miscellaneous...............................................   11,589
                                                              -------
          Total.............................................  $53,261
                                                              =======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act. The Registrant's Restated Articles of Incorporation, as amended, and Amended Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, Cisco has entered into Indemnification Agreements with each of its directors and officers.


ITEM 16. EXHIBITS


     2.1  Agreement of Merger*
     5.1  Opinion of Brobeck, Phleger & Harrison LLP*
    23.1  Consent of Independent Accountants
    23.2  Consent of Brobeck, Phleger & Harrison LLP (included in the
            Opinion of Brobeck, Phleger & Harrison LLP filed as
            Exhibit 5.1 hereto)*
    24.1 Power of Attorney (included on page II-3 of this Registration Statement)*


---------------

* Previously filed


ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on this 9th day of November, 1998.


                                          CISCO SYSTEMS, INC.


                                          By:      /s/ LARRY R. CARTER


                                            ------------------------------------

                                                      Larry R. Carter,


                                             Senior Vice President, Finance and


                                              Administration, Chief Financial
                                                           Officer

                                                       and Secretary


                     SIGNATURES                                    TITLE                    DATE
                     ----------                                    -----                    ----

                /s/ JOHN T. CHAMBERS*                  President, Chief Executive     November 9, 1998
-----------------------------------------------------  Officer and Director
                  John T. Chambers                     (Principal Executive Officer)

                 /s/ LARRY R. CARTER                   Senior Vice President,         November 9, 1998
-----------------------------------------------------  Finance and Administration,
                   Larry R. Carter                     Chief Financial Officer and
                                                       Secretary (Principal
                                                       Financial and Accounting
                                                       Officer)

                                                       Chairman of the Board and
-----------------------------------------------------  Director
                  John P. Morgridge

              /s/ DONALD T. VALENTINE*                 Director                       November 9, 1998
-----------------------------------------------------
                 Donald T. Valentine

                /s/ JAMES F. GIBBONS*                  Director                       November 9, 1998
-----------------------------------------------------
                  James F. Gibbons

                /s/ ROBERT L. PUETTE*                  Director                       November 9, 1998
-----------------------------------------------------
                  Robert L. Puette

                 /s/ MASAYOSHI SON*                    Director                       November 9, 1998
-----------------------------------------------------
                    Masayoshi Son

                 /s/ STEVEN M. WEST*                   Director                       November 9, 1998
-----------------------------------------------------
                   Steven M. West

                /s/ EDWARD R. KOZEL*                   Director                       November 9, 1998
-----------------------------------------------------
                   Edward R. Kozel

                 /s/ CAROL A. BARTZ*                   Director                       November 9, 1998
-----------------------------------------------------
                   Carol A. Bartz

                     SIGNATURES                                    TITLE                    DATE
                     ----------                                    -----                    ----
                /s/ JAMES C. MORGAN*                   Director                       November 9, 1998
-----------------------------------------------------
                   James C. Morgan

                  /s/ MARY CIRILLO*                    Director                       November 9, 1998
-----------------------------------------------------
                    Mary Cirillo

                                                       Director
-----------------------------------------------------
                     Arun Sarin

              *By: /s/ LARRY R. CARTER
  ------------------------------------------------
                   Larry R. Carter
                  Attorney-in-fact

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                            EXHIBIT TITLE
-------                           -------------
   2.1     Agreement of Merger of Acquiror and Target*
   5.1     Opinion of Brobeck, Phleger & Harrison LLP*
  23.1     Consent of Independent Accountants
  23.2     Consent of Brobeck, Phleger & Harrison LLP (included in the
           Opinion of BPH filed as Exhibit 5.1)*
  24.1     Power of Attorney (included on page II-3 of this
           Registration Statement)*


---------------

* Previously filed.